Release:     January 29, 2020 (8 a.m. ET)

CP reports record fourth-quarter and full-year results; carries momentum into 2020

Calgary - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its fourth-quarter results, including record revenues of $2.07 billion, an operating ratio (“OR”’) of 57.0 percent, improved diluted earnings per share (“EPS”) of $4.82 and record adjusted diluted EPS of $4.77.

FOURTH-QUARTER 2019 HIGHLIGHTS

•	Revenues increased 3 percent to $2.07 billion, from $2.01 billion in Q4 2018

•	OR increased by 50 basis points (bps) to 57.0 percent

•	Diluted EPS improved 26 percent to $4.82, from $3.83 in Q4 2018. Adjusted diluted EPS rose 5 percent to $4.77, from $4.55 in Q4 2018

“CP’s strong operational performance and commitment to controlling costs enabled the railway to be successful despite headwinds to our bulk franchise,” said Keith Creel, CP President and CEO. ”We continue to take a disciplined approach to sustainable, profitable growth - a plan rooted in the foundations of precision scheduled railroading. This approach in 2019 enabled CP to once again deliver its highest-ever revenues and the lowest-ever yearly operating ratio.”

FULL-YEAR 2019 HIGHLIGHTS

•	Revenues increased 7 percent to a record $7.79 billion

•	Diluted EPS increased 29 percent to a record $17.52 from $13.61, while adjusted diluted EPS rose 13 percent to $16.44, from $14.51

•	OR improved to 59.9 percent, a 140 bps improvement year over year

“Global economic uncertainty caused by geopolitical and macroeconomic challenges slowed rail volumes across North America,” said Creel. “By leveraging our unique growth opportunities and applying our precision scheduled railroading operating model, CP led the industry in volume growth for the second year in a row and, once again, delivered on its guidance.”

FULL-YEAR 2020 GUIDANCE

•	High single-digit to low double-digit adjusted diluted EPS growth relative to 2019’s adjusted diluted EPS of $16.44

•	Mid-single digit volume growth, as measured in revenue ton miles (RTMs)

•	Capital expenditures of $1.6 billion

CP’s guidance is based on the following key assumptions:

•	Effective tax rate of 25 percent

•	Other components of net periodic benefit recovery will decrease by approximately $40 million versus 2019

“Our industry-leading CP family remains focused on safely harnessing our network capacity to provide unique solutions that leverage our network strengths and our superior service,” said Creel. “As we head into 2020 and beyond, I’m confident we’ll continue to see wins in the marketplace enabling us to continue to outpace the economy and our peers.”

CP will discuss its results with the financial community in a conference call beginning at 10 a.m. eastern time (8 a.m. mountain time) on Jan. 29, 2020.

Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll free dial in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.

Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP's website at investor.cpr.ca

A replay of the fourth-quarter conference call will be available by phone through to Feb. 12, 2020 at 416-849-0833 or toll free 1-855-859-2056, password 9683103.

Access to the webcast and audio file of the presentation will be made available at investor.cpr.ca

Non-GAAP Measures
Although CP has provided a forward-looking Non-GAAP measure (Adjusted diluted EPS), management is unable to reconcile, without unreasonable efforts, the forward-looking Adjusted diluted EPS to the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In past years, CP has recognized significant asset impairment charges, management transition costs related to senior executives and discrete tax items. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s debt and lease liabilities, the impact from changes in income tax rates and a provision for uncertain tax item from Adjusted diluted EPS. Please see Note on Forward-Looking Information below for further discussion.

For information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures.

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the success of our business, our operations, priorities and plans, anticipated financial and operational performance, business prospects and demand for our services, costs and planned capital expenditures, programs and strategies, including anticipated 2020 full-year adjusted diluted EPS growth, expected RTMs and expected capital expenditures.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions, applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North

American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

FINANCIAL INFORMATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2019	2018	2019	2018
Revenues
Freight	$2,024	$1,964	$7,613	$7,152
Non-freight	45	42	179	164
Total revenues	2,069	2,006	7,792	7,316
Operating expenses
Compensation and benefits	396	378	1,540	1,468
Fuel	227	247	882	918
Materials	49	46	210	201
Equipment rents	35	31	137	130
Depreciation and amortization	178	180	706	696
Purchased services and other	294	250	1,193	1,072
Total operating expenses	1,179	1,132	4,668	4,485

Operating income	890	874	3,124	2,831
Less:
Other (income) expense (Note 3)	(31)	118	(89)	174
Other components of net periodic benefit recovery	(87)	(97)	(381)	(384)
Net interest expense	112	114	448	453
Income before income tax expense	896	739	3,146	2,588
Income tax expense (Note 4)	232	194	706	637
Net income	$664	$545	$2,440	$1,951

Earnings per share
Basic earnings per share	$4.84	$3.84	$17.58	$13.65
Diluted earnings per share	$4.82	$3.83	$17.52	$13.61

Weighted-average number of shares (millions)
Basic	137.2	141.8	138.8	142.9
Diluted	137.7	142.3	139.3	143.3

Dividends declared per share	$0.8300	$0.6500	$3.1400	$2.5125
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2019	2018	2019	2018
Net income	$664	$545	$2,440	$1,951
Net gain (loss) in foreign currency translation adjustments, net of hedging activities	14	(36)	37	(60)
Change in derivatives designated as cash flow hedges	2	2	10	38
Change in pension and post-retirement defined benefit plans	(722)	(535)	(661)	(449)
Other comprehensive loss before income taxes	(706)	(569)	(614)	(471)
Income tax recovery on above items	176	180	135	169
Other comprehensive loss	(530)	(389)	(479)	(302)
Comprehensive income	$134	$156	$1,961	$1,649
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	December 31	December 31
(in millions of Canadian dollars)	2019	2018
Assets
Current assets
Cash and cash equivalents	$133	$61
Accounts receivable, net	805	815
Materials and supplies	182	173
Other current assets	90	68
	1,210	1,117
Investments (Note 5)	341	203
Properties	19,156	18,418
Goodwill and intangible assets (Note 5)	206	202
Pension asset	1,003	1,243
Other assets	451	71
Total assets	$22,367	$21,254
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,693	$1,449
Long-term debt maturing within one year	599	506
	2,292	1,955
Pension and other benefit liabilities	785	718
Other long-term liabilities	562	237
Long-term debt	8,158	8,190
Deferred income taxes	3,501	3,518
Total liabilities	15,298	14,618
Shareholders’ equity
Share capital	1,993	2,002
Additional paid-in capital	48	42
Accumulated other comprehensive loss	(2,522)	(2,043)
Retained earnings	7,550	6,635
	7,069	6,636
Total liabilities and shareholders’ equity	$22,367	$21,254
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2019	2018	2019	2018
Operating activities
Net income	$664	$545	$2,440	$1,951
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	178	180	706	696
Deferred income tax expense (Note 4)	65	101	181	256
Pension recovery and funding	(89)	(83)	(360)	(321)
Foreign exchange (gain) loss on debt and lease liabilities (Note 3)	(37)	113	(94)	168
Settlement of forward starting swaps on debt issuance	—	—	—	(24)
Other operating activities, net	56	(56)	143	(79)
Change in non-cash working capital balances related to operations	196	131	(26)	65
Cash provided by operating activities	1,033	931	2,990	2,712
Investing activities
Additions to properties	(500)	(467)	(1,647)	(1,551)
Investment in Central Maine & Québec Railway (Note 5)	(174)	—	(174)	—
Proceeds from sale of properties and other assets	8	62	26	78
Other	(2)	16	(8)	15
Cash used in investing activities	(668)	(389)	(1,803)	(1,458)
Financing activities
Dividends paid	(114)	(93)	(412)	(348)
Issuance of CP Common Shares	6	8	26	24
Purchase of CP Common Shares (Note 6)	(170)	(544)	(1,134)	(1,103)
Issuance of long-term debt, excluding commercial paper	—	—	397	638
Repayment of long-term debt, excluding commercial paper	(9)	(9)	(500)	(753)
Net (repayment) issuance of commercial paper	(77)	—	524	—
Other	(10)	—	(12)	—
Cash used in financing activities	(374)	(638)	(1,111)	(1,542)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(3)	7	(4)	11
Cash position
(Decrease) increase in cash and cash equivalents	(12)	(89)	72	(277)
Cash and cash equivalents at beginning of period	145	150	61	338
Cash and cash equivalents at end of period	$133	$61	$133	$61

Supplemental disclosures of cash flow information:
Income taxes paid	$127	$88	$506	$318
Interest paid	$71	$83	$444	$463
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

	For the three months ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at October 1, 2019	137.5	$1,982	$45	$(1,992)	$7,180	$7,215
Net income	—	—	—	—	664	664
Other comprehensive loss	—	—	—	(530)	—	(530)
Dividends declared ($0.8300 per share)	—	—	—	—	(114)	(114)
Effect of stock-based compensation expense	—	—	4	—	—	4
CP Common Shares repurchased (Note 6)	(0.6)	(8)	—	—	(180)	(188)
Shares issued under stock option plan	0.1	19	(1)	—	—	18
Balance at December 31, 2019	137.0	$1,993	$48	$(2,522)	$7,550	$7,069
Balance at October 1, 2018	142.6	$2,017	$47	$(1,654)	$6,718	$7,128
Net income	—	—	—	—	545	545
Other comprehensive loss	—	—	—	(389)	—	(389)
Dividends declared ($0.6500 per share)	—	—	—	—	(91)	(91)
Effect of stock-based compensation expense	—	—	3	—	—	3
CP Common Shares repurchased (Note 6)	(2.1)	(31)	—	—	(537)	(568)
Shares issued under stock option plan	—	16	(8)	—	—	8
Balance at December 31, 2018	140.5	$2,002	$42	$(2,043)	$6,635	$6,636

	For the year ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at December 31, 2018, as previously reported	140.5	$2,002	$42	$(2,043)	$6,635	$6,636
Impact of accounting change (Note 2)	—	—	—	—	(5)	(5)
Balance at January 1, 2019, as restated	140.5	$2,002	$42	$(2,043)	$6,630	$6,631
Net income	—	—	—	—	2,440	2,440
Other comprehensive loss	—	—	—	(479)	—	(479)
Dividends declared ($3.1400 per share)	—	—	—	—	(434)	(434)
Effect of stock-based compensation expense	—	—	15	—	—	15
CP Common Shares repurchased (Note 6)	(3.8)	(54)	—	—	(1,086)	(1,140)
Shares issued under stock option plan	0.3	45	(9)	—	—	36
Balance at December 31, 2019	137.0	$1,993	$48	$(2,522)	$7,550	$7,069
Balance at January 1, 2018	144.9	$2,032	$43	$(1,741)	$6,103	$6,437
Net income	—	—	—	—	1,951	1,951
Other comprehensive loss	—	—	—	(302)	—	(302)
Dividends declared ($2.5125 per share)	—	—	—	—	(358)	(358)
Effect of stock-based compensation expense	—	—	11	—	—	11
CP Common Shares repurchased (Note 6)	(4.6)	(66)	—	—	(1,061)	(1,127)
Shares issued under stock option plan	0.2	36	(12)	—	—	24
Balance at December 31, 2018	140.5	$2,002	$42	$(2,043)	$6,635	$6,636
See Notes to Interim Consolidated Financial Information.

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP”, or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for their fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). It does not include all disclosures required under GAAP for annual financial statements and interim financial statements, and should be read in conjunction with the 2018 annual consolidated financial statements and notes included in CP's 2018 Annual Report on Form 10-K and 2019 interim consolidated financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2018 annual consolidated financial statements, except for the newly adopted accounting policy discussed in Note 2.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information. Interim results are not necessarily indicative of the results expected for the fiscal year.

2    Accounting changes

Implemented in 2019

Leases

On January 1, 2019, the Company adopted the new Accounting Standards Update ("ASU") 2016-02, issued by the Financial Accounting Standards Board ("FASB"), and all related amendments under FASB Accounting Standards Codification ("ASC") Topic 842, Leases. Using the cumulative-effect adjustment transition approach, the Company recognized a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Accordingly, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods.

In January 2019, the Company implemented a lease management system to assist in delivering the required accounting changes. To facilitate the transition, the Company made policy choices to utilize available practical expedients provided by the new standard, including the:

•
Acceptance of the package of practical expedients, permitting the Company not to reassess lease existence, classification, and capitalization of initial direct costs previously determined for all leases under Topic 840, Leases;

•	Acceptance of the previous accounting treatment for land easements where Topic 840 was not applied; and

•	Use of hindsight at transition to determine lease term length.

Operating leases with fixed terms and in-substance fixed terms were transitioned by recognizing both an operating lease liability and right-of-use ("ROU") asset. Operating lease liabilities and ROU assets were calculated at the present value of remaining lease payments using the Company’s incremental borrowing interest rate as at January 1, 2019. ROU assets were further modified to include previously accrued balances for prepayments and initial direct costs, but reduced for accrued lease incentives. The Company did not recognize operating lease liabilities or ROU assets for leases requiring variable payment not dependent on an index or rate, or short term leases with a term of 12 months or less.

On adoption, the standard had a material impact on the Company's consolidated balance sheet, but did not have a significant impact on its consolidated statement of income. The most significant impact was the recognition of operating lease ROU assets and operating lease liabilities, while the Company's accounting for finance leases remained substantially unchanged.

The impact of the adoption of ASC 842 as at January 1, 2019 was as follows:

(in millions of Canadian dollars)	As reported December 31, 2018	New lease standard cumulative-effect	As restated January 1, 2019
Assets
Properties	$18,418	$(12)	$18,406
Other assets	71	399	470
Liabilities
Accounts payable and accrued liabilities	$1,449	$58	$1,507
Other long-term liabilities	237	337	574
Deferred income taxes	3,518	(3)	3,515
Shareholders' equity
Retained earnings	$6,635	$(5)	$6,630

There was no significant impact to lessor accounting upon the adoption of ASC 842.

3    Other (income) expense

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2019	2018	2019	2018
Foreign exchange (gain) loss on debt and lease liabilities	$(37)	$113	$(94)	$168
Other foreign exchange losses (gains)	—	1	(4)	3
Other	6	4	9	3
Other (income) expense	$(31)	$118	$(89)	$174

4    Income taxes

During the fourth quarter of 2019, the Company recorded a deferred tax expense in unrecognized tax benefits of $24 million as a result of a specific uncertain tax position of a prior period (2018 - $nil).

During the fourth quarter of 2019 and 2018, there were no changes in corporate income tax rates. For the year ended December 31, 2019, revaluations of deferred tax balances totaled a net recovery of $88 million (2018 - a net recovery of $21 million) associated with a decrease in the Alberta provincial (2018 - Iowa and Missouri state) corporate income tax rate.

5    Business combination

On December 30, 2019 CP acquired Central Maine & Québec Railway Canada Inc. (“CMQ Canada”) and Central Maine & Québec Railway U.S. Inc. (“CMQ U.S.”) (together “CMQ”) for cash consideration of $174 million. CMQ owns 237 miles of rail lines in Québec and 244 miles of rail lines in Maine and Vermont.

The acquisition of CMQ Canada has been accounted for as a business combination under the acquisition method of accounting. The consideration was $47 million and acquired net assets, recorded at their estimated fair values, included intangible assets of $5 million and goodwill of $10 million. The purchase price allocation was prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax bases of the net assets acquired.
CP currently accounts for its investment in CMQ U.S., of $127 million, using the equity method of accounting as the shares of CMQ U.S. are held in an independent voting trust while the United States Surface Transportation Board (“STB”) considers the Company's control application. Subject to obtaining final approval of the transaction by the STB, the acquisition of CMQ U.S. will be accounted for as a business combination using the acquisition method of accounting.

6    Shareholders' equity

On December 17, 2019, the Company announced a new normal course issuer bid ("NCIB"), commencing December 20, 2019, to purchase up to 4.80 million Common Shares for cancellation on or before December 19, 2020. As at December 31, 2019, the Company had purchased 0.30 million Common Shares for $100 million under this NCIB program.

On October 19, 2018, the Company announced an NCIB, commencing October 24, 2018, to purchase up to 5.68 million Common Shares for cancellation on or before October 23, 2019. The Company completed this NCIB on October 23, 2019.

All purchases were made in accordance with the respective NCIB at prevalent market prices plus brokerage fees, or such other prices that were permitted by the Toronto Stock Exchange, with consideration allocated to share capital up to the average carrying amount of the shares and any excess allocated to Retained earnings.

The following table describes activities under the share repurchase program:

	For the three months ended December 31		For the year ended December 31
	2019	2018	2019	2018
Number of Common Shares repurchased(1)	610,688	2,187,200	3,794,149	4,683,162
Weighted-average price per share(2)	$308.74	$259.74	$300.65	$240.68
Amount of repurchase (in millions)(2)	$189	$568	$1,141	$1,127
(1) Includes shares repurchased but not yet cancelled at quarter end.
(2) Includes brokerage fees.

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2019	2018	Total Change	% Change	2019	2018	Total Change	% Change

Revenues
Freight	$2,024	$1,964	$60	3	$7,613	$7,152	$461	6
Non-freight	45	42	3	7	179	164	15	9
Total revenues	2,069	2,006	63	3	7,792	7,316	476	7

Operating expenses
Compensation and benefits	396	378	18	5	1,540	1,468	72	5
Fuel	227	247	(20)	(8)	882	918	(36)	(4)
Materials	49	46	3	7	210	201	9	4
Equipment rents	35	31	4	13	137	130	7	5
Depreciation and amortization	178	180	(2)	(1)	706	696	10	1
Purchased services and other	294	250	44	18	1,193	1,072	121	11
Total operating expenses	1,179	1,132	47	4	4,668	4,485	183	4

Operating income	890	874	16	2	3,124	2,831	293	10

Less:
Other (income) expense	(31)	118	(149)	(126)	(89)	174	(263)	(151)
Other components of net periodic benefit recovery	(87)	(97)	10	(10)	(381)	(384)	3	(1)
Net interest expense	112	114	(2)	(2)	448	453	(5)	(1)

Income before income tax expense	896	739	157	21	3,146	2,588	558	22

Income tax expense	232	194	38	20	706	637	69	11

Net income	$664	$545	$119	22	$2,440	$1,951	$489	25
Operating ratio (%)	57.0	56.5	0.5	50 bps	59.9	61.3	(1.4)	(140) bps

Basic earnings per share	$4.84	$3.84	$1.00	26	$17.58	$13.65	$3.93	29

Diluted earnings per share	$4.82	$3.83	$0.99	26	$17.52	$13.61	$3.91	29

Shares Outstanding
Weighted average number of basic shares outstanding (millions)	137.2	141.8	(4.6)	(3)	138.8	142.9	(4.1)	(3)
Weighted average number of diluted shares outstanding (millions)	137.7	142.3	(4.6)	(3)	139.3	143.3	(4.0)	(3)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.76	0.76	—	—	0.75	0.77	(0.02)	(3)
Average foreign exchange rate (Canadian$/US$)	1.32	1.32	—	—	1.33	1.30	0.03	2

Summary of Rail Data (Continued)

	Fourth Quarter					Year
Commodity Data	2019	2018	Total Change	% Change	FX Adjusted % Change(1)	2019	2018	Total Change	% Change	FX Adjusted % Change(1)

Freight Revenues (millions)
- Grain	$473	$453	$20	4	4	$1,684	$1,566	$118	8	6
- Coal	168	187	(19)	(10)	(10)	682	673	9	1	1
- Potash	95	128	(33)	(26)	(26)	462	486	(24)	(5)	(6)
- Fertilizers and sulphur	64	72	(8)	(11)	(11)	250	243	7	3	1
- Forest products	75	73	2	3	3	304	284	20	7	5
- Energy, chemicals and plastics	491	369	122	33	33	1,534	1,243	291	23	22
- Metals, minerals and consumer products	173	202	(29)	(14)	(14)	752	797	(45)	(6)	(8)
- Automotive	85	75	10	13	12	352	322	30	9	7
- Intermodal	400	405	(5)	(1)	(1)	1,593	1,538	55	4	3

Total Freight Revenues	$2,024	$1,964	$60	3	3	$7,613	$7,152	$461	6	5

Freight Revenue per Revenue Ton-Mile (RTM) (cents)
- Grain	4.64	4.46	0.18	4	4	4.56	4.25	0.31	7	6
- Coal	3.15	3.23	(0.08)	(2)	(2)	3.13	3.00	0.13	4	4
- Potash	2.88	2.77	0.11	4	4	2.67	2.65	0.02	1	—
- Fertilizers and sulphur	6.57	6.27	0.30	5	5	6.50	6.00	0.50	8	7
- Forest products	6.11	6.24	(0.13)	(2)	(2)	6.11	5.96	0.15	3	1
- Energy, chemicals and plastics	5.81	4.74	1.07	23	23	5.23	4.47	0.76	17	15
- Metals, minerals and consumer products	7.04	7.24	(0.20)	(3)	(3)	7.04	6.72	0.32	5	3
- Automotive	28.15	25.18	2.97	12	11	24.67	23.92	0.75	3	1
- Intermodal	5.59	5.90	(0.31)	(5)	(5)	5.68	5.76	(0.08)	(1)	(2)

Total Freight Revenue per RTM	5.14	4.84	0.30	6	6	4.93	4.64	0.29	6	5

Freight Revenue per Carload
- Grain	$3,978	$3,945	$33	1	1	$3,904	$3,645	$259	7	6
- Coal	2,240	2,404	(164)	(7)	(7)	2,241	2,211	30	1	1
- Potash	3,094	3,126	(32)	(1)	(1)	3,094	3,071	23	1	—
- Fertilizers and sulphur	4,444	4,450	(6)	—	—	4,386	4,186	200	5	3
- Forest products	4,310	4,235	75	2	1	4,252	4,139	113	3	1
- Energy, chemicals and plastics	4,857	4,004	853	21	21	4,284	3,715	569	15	14
- Metals, minerals and consumer products	3,192	3,226	(34)	(1)	(1)	3,210	3,161	49	2	—
- Automotive	2,972	2,991	(19)	(1)	(1)	3,077	2,975	102	3	1
- Intermodal	1,528	1,541	(13)	(1)	(1)	1,523	1,499	24	2	1

Total Freight Revenue per Carload	$2,883	$2,767	$116	4	4	$2,752	$2,611	$141	5	4

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
Commodity Data (Continued)	2019	2018	Total Change	% Change	2019	2018	Total Change	% Change

Millions of RTM
- Grain	10,184	10,158	26	—	36,941	36,856	85	—
- Coal	5,335	5,786	(451)	(8)	21,820	22,443	(623)	(3)
- Potash	3,294	4,621	(1,327)	(29)	17,297	18,371	(1,074)	(6)
- Fertilizers and sulphur	974	1,149	(175)	(15)	3,846	4,051	(205)	(5)
- Forest products	1,228	1,167	61	5	4,974	4,763	211	4
- Energy, chemicals and plastics	8,455	7,783	672	9	29,356	27,830	1,526	5
- Metals, minerals and consumer products	2,459	2,791	(332)	(12)	10,684	11,858	(1,174)	(10)
- Automotive	302	300	2	1	1,427	1,347	80	6
- Intermodal	7,153	6,868	285	4	28,033	26,688	1,345	5

Total RTMs	39,384	40,623	(1,239)	(3)	154,378	154,207	171	—

Carloads (thousands)
- Grain	118.9	114.9	4.0	3	431.4	429.4	2.0	—
- Coal	75.0	77.6	(2.6)	(3)	304.3	304.3	—	—
- Potash	30.7	41.0	(10.3)	(25)	149.3	158.4	(9.1)	(6)
- Fertilizers and sulphur	14.4	16.2	(1.8)	(11)	57.0	58.1	(1.1)	(2)
- Forest products	17.4	17.1	0.3	2	71.5	68.6	2.9	4
- Energy, chemicals and plastics	101.1	92.2	8.9	10	358.1	334.6	23.5	7
- Metals, minerals and consumer products	54.2	62.6	(8.4)	(13)	234.3	252.2	(17.9)	(7)
- Automotive	28.6	25.3	3.3	13	114.4	108.3	6.1	6
- Intermodal	261.8	263.0	(1.2)	—	1,046.1	1,025.9	20.2	2

Total Carloads	702.1	709.9	(7.8)	(1)	2,766.4	2,739.8	26.6	1

	Fourth Quarter					Year
	2019	2018	Total Change	% Change	FX Adjusted % Change(1)	2019	2018	Total Change	% Change	FX Adjusted % Change(1)

Operating Expenses (millions)
Compensation and benefits	$396	$378	$18	5	5	$1,540	$1,468	$72	5	4
Fuel	227	247	(20)	(8)	(8)	882	918	(36)	(4)	(6)
Materials	49	46	3	7	7	210	201	9	4	4
Equipment rents	35	31	4	13	13	137	130	7	5	3
Depreciation and amortization	178	180	(2)	(1)	(1)	706	696	10	1	1
Purchased services and other	294	250	44	18	18	1,193	1,072	121	11	10

Total Operating Expenses	$1,179	$1,132	$47	4	4	$4,668	$4,485	$183	4	3

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
	2019	2018(1)	Total Change	% Change	2019	2018(1)	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	71,495	72,786	(1,291)	(2)	280,724	275,362	5,362	2
Train miles (thousands)	8,374	8,504	(130)	(2)	32,924	32,312	612	2
Average train weight - excluding local traffic (tons)	9,163	9,152	11	—	9,129	9,100	29	—
Average train length - excluding local traffic (feet)	7,405	7,360	45	1	7,388	7,313	75	1
Average terminal dwell (hours)	5.9	6.5	(0.6)	(9)	6.4	6.8	(0.4)	(6)
Average train speed (miles per hour, or "mph")(2)	22.4	22.6	(0.2)	(1)	22.2	21.5	0.7	3
Fuel efficiency(3)	0.952	0.956	(0.004)	—	0.955	0.953	0.002	—
U.S. gallons of locomotive fuel consumed (millions)(4)	68.1	69.6	(1.5)	(2)	268.1	262.5	5.6	2
Average fuel price (U.S. dollars per U.S. gallon)	2.53	2.71	(0.18)	(7)	2.49	2.72	(0.23)	(8)

Total Employees and Workforce

Total employees (average)(5)	12,860	12,982	(122)	(1)	13,103	12,756	347	3
Total employees (end of period)(5)	12,694	12,840	(146)	(1)	12,694	12,840	(146)	(1)
Workforce (end of period)(6)	12,732	12,866	(134)	(1)	12,732	12,866	(134)	(1)

Safety Indicators

FRA personal injuries per 200,000 employee-hours	1.31	1.46	(0.15)	(10)	1.42	1.48	(0.06)	(4)
FRA train accidents per million train-miles	0.44	0.64	(0.20)	(31)	1.06	1.10	(0.04)	(4)

(1)
Certain figures have been revised to conform with current presentation or have been updated to reflect new information as certain operating statistics are estimated and can continue to be updated as actuals settle.

(2)
Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It excludes delay time related to customers or foreign railroads, and also excludes the time and distance travelled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.

(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs.

(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.

(5)	An employee is defined as an individual currently engaged in full-time, part-time, or seasonal employment with CP.

(6)	Workforce is defined as total employees plus contractors and consultants.

Non-GAAP Measures

The Company presents Non-GAAP measures including Free cash to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these Non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Non-GAAP Performance Measures

The Company uses adjusted earnings results including Adjusted income and Adjusted diluted earnings per share ("EPS") to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange ("FX") impact of translating the Company's debt and lease liabilities, discrete tax items, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for 2019 and 2018 include:

2019:

•	in the fourth quarter, a deferred tax expense of $24 million as a result of a provision for an uncertain tax item of a prior period that unfavourably impacted Diluted EPS by 17 cents;

•	in the second quarter, a deferred tax recovery of $88 million due to the change in the Alberta provincial corporate income tax rate that favourably impacted Diluted EPS by 63 cents; and

•	during the course of the year, a net non-cash gain of $94 million ($86 million after deferred tax) due to FX translation of debt and lease liabilities as follows:

–	in the fourth quarter, a $37 million gain ($32 million after deferred tax) that favourably impacted Diluted EPS by 22 cents;

–	in the third quarter, a $25 million loss ($22 million after deferred tax) that unfavourably impacted Diluted EPS by 15 cents;

–	in the second quarter, a $37 million gain ($34 million after deferred tax) that favourably impacted Diluted EPS by 24 cents; and

–	in the first quarter, a $45 million gain ($42 million after deferred tax) that favourably impacted Diluted EPS by 30 cents.

2018:

•	in the second quarter, a deferred tax recovery of $21 million due to reductions in the Missouri and Iowa state tax rates that favourably impacted Diluted EPS by 15 cents; and

•	during the course of the year, a net non-cash loss of $168 million ($150 million after deferred tax) due to FX translation of debt as follows:

–	in the fourth quarter, a $113 million loss ($103 million after deferred tax) that unfavourably impacted Diluted EPS by 72 cents;

–	in the third quarter, a $38 million gain ($33 million after deferred tax) that favourably impacted Diluted EPS by 23 cents;

–	in the second quarter, a $44 million loss ($38 million after deferred tax) that unfavourably impacted Diluted EPS by 27 cents; and

–	in the first quarter, a $49 million loss ($42 million after deferred tax) that unfavourably impacted Diluted EPS by 29 cents.

2020 Outlook

As a result of a 2020 plan built on sustainable, profitable, growth along with further productivity improvement, CP expects mid-single digit revenue ton-mile ("RTM") growth and high single-digit to low double-digit Adjusted diluted EPS growth. CP's expectations for Adjusted diluted EPS growth in 2020 are based on Adjusted diluted EPS of $16.44 in 2019. As CP continues to enhance the service, productivity and safety of the network, the Company plans to invest approximately a total of $1.6 billion in capital programs. CP’s outlook assumes an annualized effective tax rate of approximately 25 percent. CP estimates other components of net periodic benefit recovery to decrease by approximately $40 million versus 2019. Adjusted diluted EPS is defined and discussed further below.

Although CP has provided a forward-looking Non-GAAP measure (Adjusted diluted EPS), management is unable to reconcile, without unreasonable efforts, the forward-looking Adjusted diluted EPS to the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In past years, CP has recognized significant asset impairment charges, management transition costs related to senior executives and discrete tax items. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s debt and lease liabilities, the impact from changes in income tax rates and a provision for uncertain tax item from Adjusted diluted EPS. Please see Note on Forward-Looking Information in this Earnings Release for further discussion.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the Non-GAAP measures:

Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2019	2018	2019	2018
Net income as reported	$664	$545	$2,440	$1,951
Less significant items (pre-tax):
Impact of FX translation gain (loss) on debt and lease liabilities	37	(113)	94	(168)
Add:
Tax effect of adjustments(1)	5	(10)	8	(18)
Income tax rate changes	—	—	(88)	(21)
Provision for uncertain tax item	24	—	24	—
Adjusted income	$656	$648	$2,290	$2,080
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 13.43% and 8.55% for the three months and year ended December 31, 2019, and 9.28% and 10.64% for the three months and year ended December 31, 2018, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted number of Common Shares outstanding during the period as determined in accordance with GAAP.

	For the three months ended December 31		For the year ended December 31
	2019	2018	2019	2018
Diluted earnings per share as reported	$4.82	$3.83	$17.52	$13.61
Less significant items (pre-tax):
Impact of FX translation gain (loss) on debt and lease liabilities	0.26	(0.79)	0.67	(1.17)
Add:
Tax effect of adjustments(1)	0.04	(0.07)	0.05	(0.12)
Income tax rate changes	—	—	(0.63)	(0.15)
Provision for uncertain tax item	0.17	—	0.17	—
Adjusted diluted earnings per share	$4.77	$4.55	$16.44	$14.51
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 13.43% and 8.55% for the three months and year ended December 31, 2019, and 9.28% and 10.64% for the three months and year ended December 31, 2018, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

ROIC and Adjusted ROIC

ROIC is calculated as Operating income less Other (income) expense and Other components of net periodic benefit recovery, tax effected at the Company's annualized effective tax rate, divided by Average invested capital. Average invested capital is defined as the sum of total Shareholders' equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing, as presented in the Company's Consolidated Financial Statements, averaged between the beginning and ending balance over a rolling twelve-month period. Adjusted ROIC excludes significant items reported in Operating income, Other (income) expense, and Other components of net periodic benefit recovery in the Company's Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount. Adjusted average invested capital is similarly adjusted for the impact of these significant items, net of tax, on closing balances as part of this average. ROIC and Adjusted ROIC are performance measures that measure how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and are important performance criteria in determining certain elements of the Company's long-term incentive plan.

Calculation of ROIC and Adjusted ROIC

	For the year ended December 31
(in millions, except for percentages)	2019	2018
Operating income as reported	$3,124	$2,831
Less:
Other (income) expense	(89)	174
Other components of net periodic benefit recovery	(381)	(384)
Tax(1)	806	749
	$2,788	$2,292
Average invested capital	$15,579	$14,964
ROIC	17.9%	15.3%
(1) Tax was calculated at the annualized effective tax rate of 22.43% and 24.64% for each of the above items for the years ended December 31, 2019 and 2018, respectively.

	For the year ended December 31
(in millions, except for percentages)	2019	2018
Operating income as reported	$3,124	$2,831
Less:
Other (income) expense	(89)	174
Other components of net periodic benefit recovery	(381)	(384)
Significant items (pre-tax):
Impact of FX translation gain (loss) on debt and lease liabilities	94	(168)
Tax(1)	874	788
	$2,626	$2,421
Average invested capital	$15,579	$14,964
Less impact of periodic significant items net of tax on the above average:
Income tax recovery from income tax rate changes	44	11
Provision for uncertain tax item	(12)	—
Adjusted average invested capital	$15,547	$14,953
Adjusted ROIC	16.9%	16.2%
(1) Tax was calculated at the adjusted annualized effective tax rate of 24.96% and 24.55% for each of the above items for the years ended December 31, 2019 and 2018, respectively.

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, the cash settlement of hedges settled upon issuance of debt, and the acquisition of Central Maine and Québec Railway ("CMQ"). Free cash is a measure that management considers to be an indicator of liquidity. Free cash is useful to investors and other external users of the Company's Consolidated Financial Statements as it assists with the evaluation of the Company's ability to generate cash from its operations without incurring additional external financing. The cash settlement of forward starting swaps that occurred in the second quarter of 2018 in conjunction with the issuance of long-term debt is not an indicator of CP's ongoing cash generating ability and therefore has been excluded from Free cash. Similarly, the acquisition of CMQ that occurred in the fourth quarter of 2019 is not indicative of investment trends and has also been excluded from Free cash. Positive Free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative Free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended December 31		For the year ended December 31
(in millions)	2019	2018	2019	2018
Cash provided by operating activities	$1,033	$931	$2,990	$2,712
Cash used in investing activities	(668)	(389)	(1,803)	(1,458)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(3)	7	(4)	11
Less:
Settlement of forward starting swaps on debt issuance	—	—	—	(24)
Investment in Central Maine and Québec Railway	(174)	—	(174)	—
Free cash	$536	$549	$1,357	$1,289

Foreign Exchange Adjusted % Change

FX adjusted % change allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

FX adjusted % changes in revenues are further used in calculating FX adjusted % change in freight revenue per carload and RTM. FX adjusted % changes in revenues are as follows:

	For the three months ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Freight revenues by line of business
Grain	$473	$453	$—	$453	4
Coal	168	187	—	187	(10)
Potash	95	128	—	128	(26)
Fertilizers and sulphur	64	72	—	72	(11)
Forest products	75	73	—	73	3
Energy, chemicals and plastics	491	369	—	369	33
Metals, minerals and consumer products	173	202	—	202	(14)
Automotive	85	75	1	76	12
Intermodal	400	405	—	405	(1)
Freight revenues	2,024	1,964	1	1,965	3
Non-freight revenues	45	42	—	42	7
Total revenues	$2,069	$2,006	$1	$2,007	3

	For the year ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Freight revenues by line of business
Grain	$1,684	$1,566	$19	$1,585	6
Coal	682	673	2	675	1
Potash	462	486	6	492	(6)
Fertilizers and sulphur	250	243	4	247	1
Forest products	304	284	5	289	5
Energy, chemicals and plastics	1,534	1,243	17	1,260	22
Metals, minerals and consumer products	752	797	16	813	(8)
Automotive	352	322	7	329	7
Intermodal	1,593	1,538	10	1,548	3
Freight revenues	7,613	7,152	86	7,238	5
Non-freight revenues	179	164	1	165	8
Total revenues	$7,792	$7,316	$87	$7,403	5

FX adjusted % changes in operating expenses are as follows:

	For the three months ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Compensation and benefits	$396	$378	$—	$378	5
Fuel	227	247	—	247	(8)
Materials	49	46	—	46	7
Equipment rents	35	31	—	31	13
Depreciation and amortization	178	180	—	180	(1)
Purchased services and other	294	250	—	250	18
Total operating expenses	$1,179	$1,132	$—	$1,132	4

	For the year ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Compensation and benefits	$1,540	$1,468	$11	$1,479	4
Fuel	882	918	18	936	(6)
Materials	210	201	1	202	4
Equipment rents	137	130	3	133	3
Depreciation and amortization	706	696	4	700	1
Purchased services and other	1,193	1,072	11	1,083	10
Total operating expenses	$4,668	$4,485	$48	$4,533	3

FX adjusted % change in operating income is as follows:

	For the three months ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Operating income	$890	$874	$1	$875	2

	For the year ended December 31
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Operating income	$3,124	$2,831	$39	$2,870	9

Dividend Payout Ratio and Adjusted Dividend Payout Ratio

Dividend payout ratio is calculated as dividends declared per share divided by Diluted EPS. Adjusted dividend payout ratio is calculated as dividends declared per share divided by Adjusted diluted EPS, as defined above. These ratios are measures of shareholder return and provide information on the Company's ability to declare dividends on an ongoing basis.
Calculation of Dividend Payout Ratio

	For the year ended December 31
(in dollars, except for percentages)	2019	2018
Dividends declared per share	$3.1400	$2.5125
Diluted EPS	17.52	13.61
Dividend payout ratio	17.9%	18.5%
Calculation of Adjusted Dividend Payout Ratio

	For the year ended December 31
(in dollars, except for percentages)	2019	2018
Dividends declared per share	$3.1400	$2.5125
Adjusted diluted EPS	16.44	14.51
Adjusted dividend payout ratio	19.1%	17.3%
Long-term Debt to Net Income and Adjusted Net Debt to Adjusted EBITDA Ratios

Long-term debt to Net income ratio is defined as Long-term debt, including Long-term debt maturing within one year, divided by Net income. Adjusted net debt to Adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations.

Calculation of Long-term Debt to Net Income Ratio

(in millions, except for ratios)	2019	2018
Long-term debt including long-term debt maturing within one year as at December 31	$8,757	$8,696
Net income for the year ended December 31	2,440	1,951
Long-term debt to Net income ratio	3.6	4.5

Reconciliation of Long-term Debt to Adjusted Net Debt

Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year and Short-term borrowing as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans deficit, operating lease liabilities recognized on the Company's Consolidated Balance Sheets, and Cash and cash equivalents.

(in millions)	2019	2018
Long-term debt including long-term debt maturing within one year as at December 31	$8,757	$8,696
Add:
Pension plans deficit(1)	294	266
Operating lease liabilities(2)	354	387
Less:
Cash and cash equivalents	133	61
Adjusted net debt as at December 31	$9,272	$9,288
(1) Pension plans deficit is the total funded status of the Pension plans in deficit only.
(2) Current period amount is as reported in compliance with GAAP following the adoption of Accounting Standards Update ("ASU") 2016-02 under the cumulative-effect adjustment transition approach, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2019. The comparative period amount was calculated as the net present value of operating leases discounted by the Company's effective interest rate for the period presented.

Reconciliation of Net Income to EBIT, Adjusted EBIT and Adjusted EBITDA
Earnings before interest and tax ("EBIT") is calculated as Net income before Net interest expense and Income tax expense. Adjusted EBIT excludes significant items reported in both Operating income and Other (income) expense. Adjusted EBITDA is calculated as Adjusted EBIT plus operating lease expense and Depreciation and amortization, less Other components of net periodic benefit recovery.

	For the year ended December 31
(in millions)	2019	2018
Net income as reported	$2,440	$1,951
Add:
Net interest expense	448	453
Income tax expense	706	637
EBIT	3,594	3,041
Less significant items (pre-tax):
Impact of FX translation gain (loss) on debt and lease liabilities	94	(168)
Adjusted EBIT	3,500	3,209
Add:
Operating lease expense	83	97
Depreciation and amortization	706	696
Less:
Other components of net periodic benefit recovery	381	384
Adjusted EBITDA	$3,908	$3,618
Calculation of Adjusted Net Debt to Adjusted EBITDA Ratio

(in millions, except for ratios)	2019	2018
Adjusted net debt as at December 31	$9,272	$9,288
Adjusted EBITDA for the year ended December 31	3,908	3,618
Adjusted net debt to Adjusted EBITDA ratio	2.4	2.6